Exhibit 99.2

Courageous Innovation Topline Data for Phase 2 ArMaDa Trial A Study to Assess the Safety and Efficacy of OCU410 for Geographic Atrophy (late - stage dry AMD)

Forward Looking Statement

This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, strategy, business plans and objectives for Ocugen's clinical programs, plans and timelines for the preclinical and clinical development of Ocugen's product candidates, including the therapeutic potential, clinical benefits and potential safety thereof, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, the ability to initiate new clinical programs, statements regarding qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, which are subject to risks and uncertainties.

We may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations, including, but not limited to, the risks that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing of may not be predictive of the results or success of later clinical trials; and that that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities.

These and other risks and uncertainties are more fully described in our annual and periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled "Risk Factors" in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this presentation speak only as of the date of this presentation.

Except as required by law, we assume no obligation to update forward-looking statements contained in this presentation whether as a result of new information, future events, or otherwise, after the date of this presentation.

Ocugen – OCU410 Phase 2 Topline Results 2

3 • Introduction – Shankar Musunuri , PhD, MBA, Chairman, Chief Executive Officer, and Co - founder of Ocugen • Phase 2 GA Data Updates • Lejla Vajzovic , MD, FASRS, Professor of Ophthalmology, CME Program Director, Duke Ophthalmology, Duke University School of Medicine & Chairman, Ocugen Scientific Advisory Board • Jay Chhablani, MD, Professor, University of Pittsburgh and UPMC Vision Institute, and President of NetraMind • Topline Data on Clinical Safety and Tolerability – Huma Qamar, MD, MPH, CMI, Chief Medical Officer • Panel Discussion • Lejla Vajzovic , MD, FASRS, Professor of Ophthalmology, CME Program Director, Duke Ophthalmology, Duke University School of Medicine & Chairman, Ocugen Scientific Advisory Board • Victor H. Gonzalez, MD, Retinal Surgeon, Valley Retina Institute, McAllen, Texas, Faculty at University of Texas Rio Grande Valley • Jay Chhablani, MD, Professor , University of Pittsburgh and UPMC Vision Institute, and President of NetraMind • Syed M Shah, MD, Vice Chair for Research and Digital Medicine, Director of Retina Service, Department of Ophthalmology at Emplfiy Health, La Crosse, WI, Ibn al - Haytham Professor, Department of Ophthalmology, Agha Khan University • Dr. Arun Upadhyay, PhD, Chief Scientific Officer, Head of Research & Development, Ocugen • Closing Remarks – Shankar Musunuri , PhD, MBA, Chairman, Chief Executive Officer, and Co - founder of Ocugen OCU410 GA Webcast Meeting Agenda Ocugen – OCU410 Phase 2 Topline Results

Ocugen’s Bold Mission Leader in ophthalmic gene therapies Address major blindness diseases with novel modifier gene therapy Bring transformative one - time treatments to market Work even harder to provide access to patients globally 1 2 3 4

5 1 Akula et al. Gene Ther 2024; MOA= Mechanism of Action: a nti - drusen activity (improves retinal function), anti - inflammatory (suppresses inflammation in HMC3 cells), anti - oxidative (impr oves ARPE19 cell survival), anti - complement (increases Cd59 protein) OCU410 Aims to Disrupt GA Treatment Driven by a Novel MOA Driving global change at the patient level (2 - 3M patients in U.S. and EU ) GA Patient Experience RORA 4 - way MOA 1 Addresses all disease pathways – marketed therapies only address the complement system Ocugen – OCU410 Phase 2 Topline Results

OCU410 Phase 2 Data Show Significant Reduction in Lesion Size at 12 Months References: Apellis OAKS/DERBY (Heier et al, Lancet), Iveric GATHER 2 (Liao 2023, Khanani 2024, Lancet/Ophthalmology), Natural History Meta - analysis (Fleckenstein 2018, Ophthalmology). Cha nge from Baseline for OCU410 was against ArMaDa control subjects; Dropout rates for approved therapies reported after 10 injections (PIPER|SANDLER Industry Note, June 2025); O CU410 Optimal Dose = Medium Dose Potentially addresses current unmet need in treating GA: • Potential one - and - done treatment for life versus 6 - 12 injections per year • May overcome up to 40% drop - out reported in the current standard of care Topline, 12 - month efficacy results in Phase 1 and Phase 2: • Promising efficacy in Phase 1 and Phase 2 • Apparent structural preservation on GA lesion • EZ preservation may support visual function Topline data suggests favorable safety and tolerability profile: • No SAEs and AESIs deemed related to OCU410 % Reduction in lesion size compared to control in reported studies 1.0 1.5 2.0 2.5 Pegacetacoplan Monthly @ 24M Pegacetacoplan EOM @ 24M Avacincaptad pegol @ 12M OCU410 - Optimal dose @ 12M Control (Natural History) - 22% - 19% - 15% - 31% Mean Change of GA Area (mm²) from BL Ocugen – OCU410 Phase 2 Topline Results 6

Endpoints Randomization 1:1:1 EZ preservation (correlates to visual function ) 17 Control Group No Treatment Primary: Exploratory: 17 Medium Dose 1x 10 10 vg per eye, 200 µL 17 High Dose 3x 10 10 vg per eye, 200 µL Phase 2 ArMaDa Trial: To Assess Safety and Efficacy of OCU410 in GA Target Population: Geographic atrophy secondary to dry AMD 7 • Subjects 50 years and older • BCVA of ≥21 ETDRS Letters • Total GA area ≥2.0 and ≤ 20.5 mm2 (1 to 8 disk areas) • GA within foveal and nonfoveal region • CNV in fellow eye is not exclusionary • Subjects who had a history of pegcetacoplan or avacincaptad pegol use were enrolled with 3M washout period Key Protocol Inclusion Criteria: Change in GA lesion size measured in mm 2 by FAF at Month 12 Phase 2 ( ArMaDa Trial): NCT06018558 Ocugen – OCU410 Phase 2 Topline Results

Phase 2 Baseline Demographics and Characteristics

Factor	Medium Dose (N=16)	High Dose (N=16)	Control Group (N=13)
Age, mean (SD)	74.9 (5.7)	78.4 (6.5)	77.3 (5.4)
Female, N=28	9 (20.0%)	11 (24.4%)	8 (17.8%)
Male, N=17	7 (15.6%)	5 (11.1%)	5 (11.1%)
Bilateral GA (%)	94.0	88.0	92.3
GA lesion size (mm^2), mean (SD)	8.4 (3.9)	9.1 (5.4)	9.1 (5.7)
Square root GA size (mm^2) mean (SD)	2.9 (0.9)	2.8(0.7)	2.9 (0.9)
Foveal, N= 27 Non foveal lesion, N= 18	9 (56%) 7 (44%)	8 (50%) 8 (50%)	10 (77%) 3 (23%)
Lens status-pseudophakic, N=15	7 (44%)	5 (31%)	3 (23%)
BCVA (ETDRS) mean (SD)	57.4 (20.3)	57.8 (18.0)	47.2 (19.2)
Unifocal, N=14	6 (42.8%)	5 (35.7%)	3 (21.4%)

Clinical Trial Flowchart



Subjects Dosed (N=51)
Control (N=17)
Med Dose (N=17)
High Dose (N=17)
4 LTF/U
1 LTF/U
1-SAE unrelated to OCU410#
N=45 Subjects- Overall Safety
1-not meeting lesion criteria
1-surgical procedure issue
1- inevaluable GA lesion
N=42 Subjects – Overall Efficacy (ITT)
Lesion Size*: ≥2.0 mm² and ≤20.5mm²
N=39 Subjects – Overall Efficacy (mITT)
Lesion Size: ≥2.5 mm² and ≤17.5mm²
(Criterion for approved therapies)
N=31 Subjects – Overall Efficacy (Potential Phase-3 ITT)
Lesion Size: ≥5 mm² and ≤17.5mm²

All participants >60 yrs, all White except 1 (Control Group) which was not reported, * Criteria for approved trials (for Syfovre ™) include baseline lesion of ≥2.5mm^2 and ≤18.5mm^2
Nonfoveal lesions becoming foveal by M12: 1 in Control Group, 1 in Medium Dose Group, 3 in High Dose Group ; LTF/U= Lost to Follow Up; #-Upper Respiratory Tract Infection; ITT= Intent to Treat population; mITT = modified Intent-to Treat population

Ocugen – OCU410 Phase 2 Topline Results
8

9 Retinal Vasculitis and/or Retinal Vascular Occlusion Choroidal Neovascularization (CNV) Intraocular Inflammation I schemic Optic Neuropathy Treatment Emergent Serious Adverse Events Treatment Emergent Adverse Events C onsidered S evere OCU410 Med Dose (N=16) Endophthalmitis and Retinal Detachments Adverse Events (AE), Serious AEs, Adverse Event of Special Interest (AESI) 0 0 1* 0 0 0 0 OCU410 High Dose (N=16) Control (N=13) 0 0 2* 0 0 0 0 0 0 1* ϭ ͓ 0 0 0 # Intraocular Inflammation deemed related to study procedure – resolved *CNV reported as AEs were not related to OCU410 based on DSMB review No OCU410 - related SAEs and AESIs reported to date Phase 2 Safety and Tolerability Data Ocugen – OCU410 Phase 2 Topline Results

Lesion Size 31%, 16% reduction in medium, high dose group, respectively compared to control 10 OCU410 Provides Treatment Benefit at 12 Months For lesion criteria (≥2.5 mm 2 and ≤17.5mm 2 ) evaluable subjects (N=39)include controls (N=12), medium dose (N=16), and high dose (N=11) and for lesion criteria (≥5 mm 2 and ≤17.5mm 2, N=31 ) Controls (N= 9 ), medium dose (N=13) and high dose (N=9). References for Natural History: Mones and Biarnes, 2018, TVST, N=117 Lesion ≥5 mm 2 and ≤17.5mm 2 (N=31) Lesion Size 33%, 31% reduction in medium, high dose group, respectively compared to control Lesion ≥2.5 mm 2 and ≤17.5mm 2 (N=39) (Lesion criteria in pivotal trials supporting approval) 0.0 0.5 1.0 1.5 2.0 2.5 G A L e s i o n A r e a ( m m 2 ) M e a n ( ± S E M ) c h a n g e f r o m B L Control Medium Dose High Dose 12 Months Natural History - 16% - 31% 12 Months - 31% - 33% Ocugen – OCU410 Phase 2 Topline Results Lesion Size 18% reduction in treated eyes compared to controls Overall Analysis (N=42) ≥2.0 mm 2 and ≤20.5mm 2 Approved products: • Avacincaptad pegol at 12M (15%) • Pegcetacoplan EM at 24M (22%) 0.0 0.5 1.0 1.5 2.0 2.5 12 Months Control OCU410 - Overall Treated (Medium+High Dose) G A L e s i o n A r e a ( m m 2 ) M e a n ( ± S E M ) c h a n g e f r o m B L -18% 12 Months

0 10 20 30 12 Months Control Medium Dose Lesion Size 31% reduction in medium dose group compared to control Treatment Benefit with Optimal Dose (Medium) in Phase 2 ArMaDa trial References for Natural History: Mones and Biarnes, 2018, TVST, N =117; For Primary Endpoint analysis evaluable subjects include controls (N=12) and medium dose (N=16); for EZ loss analysis, Contro ls (N=12) and medium dose (N=13) GA Lesion ≥2.5 mm 2 and ≤17.5mm 2 (Lesion criteria in prior pivotal trials supporting approval); FAF= Fundus Autofluorescence; SD - OCT= Spectral Domain Optical Co herence Tomography; P rimary analysis conducted by MMRM and p - value <0.05 EZ loss 27% slower in treated eyes compared to control 0.0 0.5 1.0 1.5 2.0 2.5 G A L e s i o n A r e a ( m m 2 ) M e a n ( ± S E M ) c h a n g e f r o m B L Control Medium Dose 12 Months Natural History - 31% Exploratory Endpoint - Ellipsoid Zone Loss (SD - OCT; N=25) (Correlates to Visual F unction) - 27% Primary Endpoint – Change in GA Lesion Area (FAF; N=28) EZ Area loss (%) Change from BL p < 0.05 11 Ocugen – OCU410 Phase 2 Topline Results

Clinical Effects Observed with OCU410 Treatment in GA Participants 12 Efficacy Highlights (N=42) • Robust response – 55% achieved ≥30% reduction • Central therapeutic benefit – median 33% reduction • Superior to natural history (p<0.05 vs natural history/control) Fisher's exact p<0.05 vs. Natural History Responder Rates by Threshold 69% 62% 55% 38% 31% 69% Reduction Threshold ≥10% ≥20% ≥30% ≥40% ≥50% Ocugen – OCU410 Phase 2 Topline Results

Ocugen Hopes to Deliver on Its Promise to Transform the Treatment Landscape for Patients with GA 13 OCU410 potentially creates a new standard of care • First - in - class RORA MOA designed to support central retina and photoreceptor integrity • Promising Phase 2 results indicate 31% reduction in lesion size and 27% slower EZ loss • Potential to eliminate treatment burden and patient fatigue to reduce treatment attrition • Optimized Phase 3 trial design and targeted GA lesion size for vision preservation • Upcoming Global Phase 3 , n=~300, adaptive design, >95% power, 3Q 2026 (Target) Ocugen – OCU410 Phase 2 Topline Results

Advancing cures for blindness IR @ocugen.com